SECURITIES AND EXCHANGE COMMISSION

	Washington, D.C.  20549



	FORM 8-K/A

	CURRENT REPORT

	Pursuant to Section 13 or 15 (d) of the
	Securities Exchange Act of 1934

	Date of Report (Date of earliest event reported):
	May 30, 2002


          CROWN RESOURCES CORPORATION
	(Exact name of registrant as specified in its charter)


     Washington          0-17480      84-1097086
   (State or other  (Commission    (I.R.S. Employer
 	  jurisdiction of   File Number)   Identification
  	  incorporation)                        Number)


	   4251 Kipling Street, Suite 390
                   Wheat Ridge, CO 80033
	(Address of Principal Executive Offices)

  Registrant's telephone number,including area code:

	(303) 534-1030
(Former name or former address, if changed since last report)


Item 5.  Other Events

	Crown Resources Corporation (the "Company") announced that its Plan of Reorganization (the "Plan") to emerge from Chapter 11 Bankruptcy has been confirmed by the United States Bankruptcy Court for the District of
Colorado on May 30, 2002.

Exhibit
Number  		Description

2.1			Confirmation Order from the United States
Bankruptcy Court for the District of
Colorado, dated May 30, 2002.

2.2 	Plan of Reorganization filed with the
United States Bankruptcy Court on March 27,
2002, whereby holders of Crown's $15
million of Debentures would exchange,
on a pro-rate basis, their Debentures for $1 million in cash, $2 million in secured notes and $4 million in unsecured notes.


20.1	Crown Resources Corporation?s Press Release
dated May 31, 2002.





	SIGNATURES

Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

	CROWN RESOURCES CORPORATION


Dated:     May 31, 2002	By:  /s/ James R. Maronick
                                       James R. Maronick
          Chief Financial Officer


INDEX TO EXHIBITS




Exhibit
Number    		Description
	Page Number

2.1			Confirmation Order from the United States
Bankruptcy Court for the District of
Colorado, dated May 30, 2002.

2.2 	Plan of Reorganization filed with the
United States Bankruptcy Court on March 27,
2002, whereby holders of Crown's $15
million of Debentures would exchange,
on a pro-rate basis, their Debentures for $1 million in cash, $2 million in secured notes and $4 million in unsecured notes.


20.1	Crown Resources Corporation?s
press release dated May 31, 2002.




Exhibit 20.1



May 31, 2002

CROWN RESOURCES TO EMERGE FROM CHAPTER 11,
COURT CONFIRMS CROWN'S PLAN OF REORGANIZATION

Denver, Colorado: Crown Resources Corporation announced today that its Plan of Reorganization ("Plan") to emerge from Chapter 11 Bankruptcy has been confirmed by the United States Bankruptcy Court for the District of Colorado. The Plan was overwhelming approved by 100% of the holders of Crown's $15 million-5.75% Convertible Subordinated Debentures, due August 2001 (the "Debentures") who voted and 99% of the shares of common stock voted. The Plan becomes effective on June 10, 2002.

The Plan was developed on a pre-negotiated basis in consultation with
Crown's major creditors, including the Debenture holders and holders of its $3,600,000 10% Convertible Secured Promissory Notes due October 2006
(the "Senior Notes").   Crown filed its voluntary petition under Chapter 11 of
the United States Bankruptcy Code on March 8, 2002, and its Plan of Reorganization and Disclosure Statement on March 25, 2002. Crown was represented in Chapter 11 by the law firm of Rubner, Padjen and Laufer.

The Plan provides for a 5 for 1 reverse split of the currently outstanding common stock upon the effective date, while maintaining the conversion and exercise prices of the Senior Notes, the notes issued under the Plan, and warrants. On a fully diluted basis, assuming conversion of all of the outstanding debt, and exercise of all warrants, the Company will have 40.7 million shares outstanding, with the Secured Note holders owning approximately 52%, the Debenture holders owning approximately 41%, and current shareholders controlling approximately 7% of the fully diluted common stock. Upon the effective date, and after paying the Debenture holders $1.0 million, Crown will have approximately $2.1 million in cash from the Senior Note financing, currently held in escrow.

Mr. Christopher Herald, CEO of Crown stated that, "Although Chapter 11 Reorganization is always difficult, we believe our Plan provides the best opportunity for all stakeholders to share in what we believe is a very bright future for Crown. Crown has strengthened its balance sheet and currently has no required cash outlays for interest payments for the next four and a half years. We will now pursue the permitting the high-grade 1.4 million ounce Crown Jewel gold project in Washington state as an underground mine."

Crown is a U.S. domiciled gold exploration company whose major assets are the Crown Jewel Project located in north-central Washington State and a 41.2% interest in Solitario Resources Corporation (symbol:
SLR on the TSE). Crown is traded on the OTC Bulletin Board under the trading symbol CRRS.

FOR MORE INFORMATION, CONTACT:
Christopher E. Herald or James R. Maronick - (303) 534-1030 http://www.crownresources.com



                                                         Exhibit 2.1



UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF COLORADO

IN RE:					  )
  )
CROWN RESOURCES CORPORATION,	  )	   Case No.02-12949-DEC
A Washington corporation,			  )
      		  )
EIN 84-1097086,				  )                        Chapter 11
  )
                                            Debtor.   	  )

ORDER (1) APPROVING THE ADEQUACY OF THE DEBTOR?S
DISCLOSURE STATEMENT DATED MARCH 25, 2002, AS
AMENDED BY A FIRST AMENDMENT THERETO DATED MAY
13, 2002, AND (2) CONFIRMING THE DEBTOR?S PLAN OF
REORGANIZATION DATED MARCH 25, 2002, AS AMENDED BY
A FIRST AMENDMENT THERETO DATED MAY 13, 2002

A copy of the above Debtor?s Plan of Reorganization dated March
25, 2002, as amended by a First Amendment thereto (?Plan?), under Chapter 11 of the Bankruptcy Code, filed and proposed by the Debtor together with a copy of the Debtor?s Disclosure Statement dated March 25, 2002, as amended by a First Amendment thereto ("Disclosure Statement") describing the Plan, having been transmitted to all of the holders of claims and interests, and no objection to the adequacy of the Disclosure
Statement and no objection to confirmation of the Plan having been timely filed, and it having been determined after notice and a hearing that:

1.The Disclosure Statement contains adequate information as required by Section 1125(a) of the Bankruptcy Code and is approved.

2.Combining the hearing on the adequacy of the Disclosure
Statement and confirmation of the Plan is appropriate in this Chapter 11 case.

3.The Plan complies with the applicable provisions of Chapter 11 of the Code, and the Plan properly classifies the holders of claims and interests pursuant to Section 1122 of the Bankruptcy Code.

4.The Debtor has complied with the applicable provisions of the Bankruptcy Code.

5.The Plan has been proposed in good faith and not by any means forbidden by law.

6.Any payment made or to be made by the Debtor or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or otherwise in connection with the case, or in connection with the Plan and incident to the case, has been approved by, or is subject to the approval of, the Court as reasonable.



7.A.(i)The Debtor has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director, officer, or voting trustee of the Debtor, an affiliate of the Debtor participating in a joint plan with the Debtor, or a successor to the Debtor under the Plan; and

    (ii)The appointment to, or continuance in, such office of such individual, is consistent with the interests of creditors and equity security holders and with public policy; and

  B. The Debtor has disclosed the identity of any insider that will be employed or retained by the reorganized Debtor, and the nature of any compensation for such insider.

8.To the extent applicable, any governmental regulatory commission with jurisdiction, after confirmation of the Plan, over the rates of the Debtor has approved any rate change provided for in the Plan, or such rate change is expressly conditioned on such approval.

9. With respect to each impaired class of claims or interests:

A. Each holder of a claim or interest of such class

                             (i)   Has accepted the Plan; or

     (ii) Will receive or retain under the Plan on account of such claim or interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would so receive or retain if the Debtor were liquidated under Chapter 7 of the Bankruptcy
Code on such date; or

B. If Section 1111(b)(2) of the Bankruptcy Code applies to the claims of such class, each holder of a claim of such class will receive or retain under the Plan on account of such claim property of a value, as of the Effective Date of the Plan, that is not less than the value of such holder's interest in the estate's interest in the property that secures such claim.

10. With respect to each class of claims or interests

A.Such class has accepted the Plan, or

B. Such class is not impaired under the Plan.

11. Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the Plan provides that:

A. With respect to a claim of a kind specified in Section
507(a)(1) or Section 507(a)(2) of the Bankruptcy Code, on the Effective Date of the Plan, the holder of such claim will receive on account of such claim cash equal to the allowed amount of such claim;



B. With respect to a class of claims of a kind specified in
Section 507(a)(3), 507(a)(4), 507(a)(5), 507(a)(6) or 507(a)(7) of the
Bankruptcy Code, each holder of a claim of such class will receive:

(i) If such class has accepted the Plan, deferred cash payments of a value, as of the Effective Date of the Plan, equal to the allowed amount of such claim; or

(ii) If such class has not accepted the Plan, cash on the Effective Date of the Plan equal to the allowed amount of such claim; and

C. With respect to a claim of a kind specified in Section
507(a)(8) of the Bankruptcy Code, the holder of such claim will receive on account of such claim deferred cash payments, over a period not exceeding six years after the date of assessment of such claim, of a value as of the Effective Date of the Plan, equal to the allowed amount of such claim.

12. At least one class of claims that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider.

13. Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor.

14. All fees payable under Section 1930 of Title 28, as determined by the Court at the hearing on confirmation of the Plan, have been paid or the Plan provides for the payment of all such fees on the Effective Date of the Plan or when due.

15. To the extent applicable, the Plan provides for the continuation after its Effective Date of payment of all retiree benefits, as that term is defined in Section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of Section 1114 of the Bankruptcy Code, at any time prior to confirmation of the Plan, for the duration of the period the Debtor has obligated itself to provide such benefits.

16. The issuance of securities under the Plan is exempt from registration under applicable non-bankruptcy law pursuant to Section 1145 of the Bankruptcy Code.

IT IS THEREFORE ORDERED that the Disclosure Statement is approved as to adequacy, and it is FURTHER ORDERED that the Plan is confirmed, and it is
FURTHER ORDERED that except as otherwise provided in the Plan, the Debtor is released from all dischargeable debts existing as of the date of this Order pursuant to Section 1141 of the Bankruptcy Code, and such discharge:



a. voids any judgment at any time obtained, to the extent that such judgment is a determination of the liability of the Debtor with respect to any debt discharged under Section 1141 of the Bankruptcy
Code, whether or not discharge of such debt is waived, and

b. operates as an injunction against the commencement or continuation of any action, the employment of process, or any act, to collect, recover or offset any such debt as a liability of the Debtor, or from property of the Debtor, whether or not discharge of such debt has been waived, and it is

FURTHER ORDERED that the provisions of the confirmed Plan and this Order bind the Debtor, the holders of claims and the holders of interests, whether or not such holders are impaired under the Plan and whether or not such holders have accepted the Plan, and it is

FURTHER ORDERED that all property of the Debtor is vested in the reorganized Debtor and shall be held free and clear of all claims, interests, liens and encumbrances except as specifically provided for in the Plan, and it is

FURTHER ORDERED the Debtor is authorized to take any and all actions necessary to implement and effectuate the terms and provisions of the Plan.


DATED this 30th day of May, 2002.


BY THE COURT:

 /s/ Donald E. Cordova
United States Bankruptcy
Judge




Exhibit 2.2


UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF COLORADO

IN RE:					)
)
CROWN RESOURCES CORPORATION,	)	Case No. 02-12949-DEC
a Washington corporation,       		)	            Chapter 11
EIN 84-1097086,				)
  Debtor.	)
                              				)

PLAN OF REORGANIZATION

Dated: March 25, 2002                     Filed by:  Debtor

Debtor proposes the following Plan of Reorganization pursuant to 11 U.S.C. ?1121(a).

DEFINITIONS

?Allowed Administrative Expenses? shall mean those expenses incurred after the Filing Date which are allowed by order of the Court and entitled to priority pursuant to Sections 503 and 507(a) of the Code.

    	"Allowed Claim" shall mean (1) an unsecured Claim against the Debtor which is set forth in Debtor's schedules other than an unsecured Claim against the Debtor scheduled by the Debtor as disputed, contested, contingent or unliquidated, or (2) an unsecured Claim against the Debtor which has been timely filed pursuant to 11 U.S.C. ?501, and with respect to which no objection to the allowance thereof has been timely interposed, or as to which any objection has been determined by Final Order.
Allowed Claims may include (a) Claims arising from the rejection of executory contracts, and (b) deficiency Claims (if any) of the holders of Allowed Secured Claims. Unless otherwise provided for in the Plan, Allowed Claims shall not bear interest after the Filing Date.

"Allowed Priority Claim" shall mean that portion, if any, of an Allowed Claim entitled to priority in payment under 11 U.S.C. ?507(a). Allowed Priority Claims shall not include Allowed Administrative
Expenses.

"Allowed Secured Claim" shall mean an Allowed Claim secured by property of the Debtor.

?Bar Date? shall mean the date fixed by the Court as the last date for filing proofs of Claim with the Court.

"Chapter 11" shall mean Chapter 11 of the Code.



"Claim" shall mean a claim against the Debtor as defined in 11
U.S.C. ?101(4).

"Code" shall mean Title I of the Bankruptcy Reform Act of 1978,
11 U.S.C. Sections 101 et seq., as amended, also known as the Federal Bankruptcy Code.

?Common Stock? shall mean the common stock of the Debtor.

"Confirmation" shall mean the entry of an order by the Court confirming the Plan in accordance the Code.

"Confirmation Date" shall mean the date of Confirmation.

?Convertible Note Purchase Agreement? shall mean that certain agreement dated October 18, 2001, by and between the Debtor, as borrower, and the Senior Lenders, wherein the Debtor is authorized to borrow the sum of $3,600,000 from the Senior Lenders. A copy of the Convertible Note Purchase Agreement is attached hereto as Exhibit A.

?Convertible Secured Notes? shall mean $2,000,000 of 10%
Convertible Secured Promissory Notes due 2006 to be issued by the Debtor Pro Rata to class 4 under the Plan pursuant to the terms of Indenture No. One. A form of the Convertible Secured Notes is attached as Exhibit A to Indenture No. One.

?Convertible Subordinated Notes? shall mean $4,000,000 of 10%
Convertible Subordinated Promissory Notes due 2006 to be issued by the Debtor Pro Rata to class 4 under the Plan pursuant to the terms of Indenture No. Two. A form of the Convertible Subordinated Notes is attached as Exhibit A to Indenture No. Two.

"Court" shall mean the United States Bankruptcy Court for the District of Colorado.

"Debtor" shall mean Crown Resources Corporation, a Washington corporation.

?Disbursing Agreement? shall mean the the agreement attached hereto as Exhibit B by and between the Debtor and the Exchange Agent which shall expire two years after the Effective Date.

"Disclosure Statement" shall mean the disclosure document describing the Plan as required to be filed by the proponent of the Plan, approved by the Court, and distributed to the various classes under the Plan as provided in 11 U.S.C. ?1125.



"Disputed Claim" shall mean any Claim which has been scheduled by the Debtor as disputed, contested, contingent, or unliquidated or any Claim as to which an objection to the allowance thereof has been interposed and allowance or disallowance of such Claim has not been determined by a Final Order.

"Effective Date" shall mean the first business day after the Confirmation Order becomes a Final Order, provided however that the Senior Lenders, in their sole and absolute discretion, may waive the Final Order requirement by sending written notice of such waiver to the Debtor in which event the Effective Date shall be the first business day which is eleven (11) days after the Confirmation Date.

?Exchange Agent? shall mean Wells Fargo Bank Minnesota, N.A., acting as agent pursuant to the Disbursing Agreement, provided however that after two years from the Effective Date, the Debtor shall serve as the Exchange Agent.

"Filing Date" shall mean March 8, 2002, the date a voluntary bankruptcy petition was filed by the Debtor in the Court.

"Final Order" shall mean an order or a judgment as to which the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing is pending.

?Indenture No. One? shall mean the Indenture attached hereto as Exhibit C.

?Indenture No. Two? shall mean the Indenture attached hereto as Exhibit D.

?Indenture Trustee? shall mean Bankers Trust Company, as trustee, under the Subordinated Debenture Indenture.

?Indenture Trustee No. One? shall mean Bankers Trust Company which shall serve as the Indenture Trustee under Indenture No. One.

?Indenture Trustee No. Two? shall mean Wells Fargo Bank
Minnesota, N.A. which shall serve as the Indenture Trustee under Indenture No. Two.

"Plan" shall mean this plan of reorganization filed by Debtor, as it may be amended from time to time.

?Preferred Stock? shall mean the preferred stock of the Debtor.



?Pro Rata? shall mean a fraction where the numerator is the dollar amount of the Debtor?s August 27, 1991 Subordinated Debentures held by a member of class 4 and the denominator is $15,000,000.

?Proceeds? shall mean the loan proceeds in the amount of $3,600,000 available to the Debtor under the Convertible Note Purchase Agreement.

?Record Date? shall mean the date of the entry of an order approving the adequacy of the Disclosure Statement under 11 U.S.C.
Section 1125.

?Security and Intercreditor Agreement? shall mean that agreement by and between the Senior Lenders and Indenture Trustee No. One attached hereto as Exhibit E.

?Senior Lenders? shall mean Zoloto Investors, LP, Solitario
Resources Corporation, Mr. Gary Blum, James Capel (nominees) Ltd., and the Gascoigne Trust, which collectively hold $3,600,000 of the Debtors? 10% secured convertible promissory notes issued pursuant to the Convertible Note Purchase Agreement.

?Subordinated Debenture Indenture? shall mean that certain
Indenture dated as of August 27, 1991, between the Debtor, as issuer, and Indenture Trustee, as trustee.

?Subordinated Debentures? shall mean the Debtor?s 5 3/4% convertible subordinated debentures which matured August 27, 2001 and which were issued pursuant to the Subordinated Debenture Indenture.

?Transfer Agent? shall mean American Stock Transfer & Trust
Company, 59 Maiden Lane, New York, New York 10038.

?Warrants? shall mean warrants of the Debtor to purchase
Common Stock issued to the members of class 4.

ARTICLE I.
Unclassified Allowed Administrative Expenses

     1.1	Allowed Administrative Expenses shall be paid in cash in full on the Effective Date or upon such other terms as may be agreed upon by the Debtor and the respective holder of the Allowed Administrative Expense;
provided however that the holders of Allowed Administrative Expenses arising under Section 330 of the Code (professional fees) shall be paid only after the Court has entered its order approving such Allowed
Administrative Expense.  The holders of Allowed Administrative
Expenses are not impaired under the Plan and are not entitled to vote on the Plan.



ARTICLE II.
Classification Of Claims And Interests

2.1 Claims

Class 1		Allowed Priority Claims other than Allowed Priority Claims
arising under 11 U.S.C. Sections 507(a)(1), (2) and (8).

Class 2		Allowed Secured Claims of the Senior Lenders

Class 3		Allowed Claims not otherwise classified

Class 4		Allowed Claims of the holders of the Subordinated Debentures

2.2 Interests

Class 5		Holder of Preferred Stock

Class 6		Holders of Common Stock

ARTICLE III.
Treatment of Allowed Priority Claims

(Class 1)

3.1	Class 1 consists of Allowed Priority Claims.

3.2	Allowed Priority Claims shall be paid in cash in full on the
Effective Date unless otherwise agreed to by the Debtor and the holder of the Allowed Priority Claim.

3.3 	Class 1 is impaired under the Plan.

ARTICLE IV.
Treatment Of Allowed Secured Claims Not Impaired Under The Plan

Class 2
(Senior Lenders)

4.1	Class 2 consists of the Allowed Secured Claims held by the
Senior Lenders arising under the Convertible Note Purchase Agreement in the amount of $3,600,000 plus interest.



4.2	The class 2 Allowed Secured Claim is secured by a first
lien on all assets of the Debtor.

4.3	Class 2 shall retain its first lien on the assets of the Debtor and shall retain all of its legal, equitable and contractual rights as they existed on the Filing Date.

4.4	Class 2 is not impaired under the Plan.

ARTICLE V.
Treatment Of Allowed Claims Impaired And Not Impaired Under
The Plan

Class 3
(Allowed Claims)

5.1	Class 3 consists of the holders of Allowed Claims except
for the holders of Allowed Claims in class 4.

5.2	Class 3 shall retain all of its legal, equitable and contractual rights as they existed on the Filing Date.

5.3	Class 3 is not impaired under the Plan.


	Class 4
	(Allowed Claims Of The Holders Of The Subordinated Debentures)

5.4	Class 4 consists of the Allowed Claims of the holders of the
Subordinated Debentures.

5.5	On and after the Effective Date, the Exchange Agent shall
distribute to each member of class 4 the following: (a) such member?s Pro Rata share of one million dollars ($1,000,000) cash, (b) such member?s Pro Rata share of the Convertible Secured Notes, (c) such member?s Pro Rata share of the Convertible Subordinated Notes, and (d) such member?s Pro Rata share of the Warrants.

5.6	The distribution rights of the holders of the Subordinated
Debentures set forth in Section 5.5 above are subject to any rights or Claims of the Indenture Trustee under the Subordinated Debenture
Indenture governing the Subordinated Debentures, including without limitation, the right of the Indenture Trustee, pursuant to section 504 of such Subordinated Debenture Indenture, to retain such cash as may be necessary to satisfy its Claims for reasonable compensation and reimbursement of reasonable expenses and advances incurred or made by it, including reasonable compensation, disbursements and expenses of the agents and legal counsel to the Indenture Trustee.



5.7	On the Effective Date, the Debtor shall wire transfer to the
Exchange Agent from the Proceeds an amount equal to $1,000,000 plus an amount equal to the unpaid fees, costs and expenses, if any, of the Indenture Trustee as provided in Section 5.6. On the Effective Date, the Exchange Agent shall pay to the Indenture Trustee from the Proceeds received from the Debtor an amount equal to the unpaid fees, costs and expenses, if any, of the Indenture Trustee as provided in Section 5.6.

5.8	As of the Effective Date, the Subordinated Debenture
Indenture governing the Subordinated Debentures shall be cancelled and deemed null and void and of no further force and effect. As of the Effective Date, the Subordinated Debentures and the rights of the members of class 4 shall be cancelled and shall be null and void, and the holders thereof shall have no rights, and such instruments shall evidence no rights, except the right to receive the distributions provided for under the Plan, subject to the operation of Section 5.6 above. No member of class 4 shall be entitled to the distributions set forth under the Plan unless and until such member shall have first surrendered or caused to be surrendered to the Exchange Agent the original Subordinated Debentures held by such member.

5.9	In accordance with 11 U.S.C. Section 1143, any member of
class 4 that fails to surrender his/her/its Subordinated Debentures to the Exchange Agent within five (5) years after the Confirmation Date shall be deemed to have forfeited all rights and Claims and shall not participate in any distributions under the Plan on account of the Subordinated
Debentures held by such member of class 4. Upon the expiration of such five (5) year period, all cash, Convertible Secured Notes, Convertible Subordinated Notes and Warrants held for distribution by the Exchange
Agent for such class 4 member shall be returned to the Debtor by the Exchange Agent and such cash, Convertible Secured Notes, Convertible Subordinated Notes and Warrants shall be taken into the treasury of the Debtor.

5.10	Class 4 is impaired under the Plan.  The members of class 4
who own Subordinated Debentures at the close of business on the Record Date shall be entitled to vote on the Plan.

	ARTICLE VI.
	Treatment of Interests Impaired Under the Plan

	Class 5
	(Holder of Preferred Stock)

6.1	Class 5 consists of the holder of the Preferred Stock.  The
class 5 equity holder is Gold Texas Resources Ltd. which is wholly owned by Gold Capital Corp. which is wholly owned by the Debtor.



6.2	On the Effective Date, the certificates of Preferred Stock
shall be cancelled and the holder of Preferred Stock shall neither retain nor receive any property under the Plan.

6.3	Class 5 is impaired under the Plan.


	Class 6
	(Holders of Common Stock)

6.4	Class 6 consists of the holders of Common Stock.

6.5	The holders of Common Stock on the Effective Date based
upon the records of the Transfer Agent shall be subject to a 1 for 5 reverse stock split.

6.6	The class 6 shareholders may exchange their existing
Common Stock certificates by surrendering such certificates to the Transfer Agent any time after the Effective Date and prior to five years after the Confirmation Date. A class 6 shareholder must surrender his/her/its existing certificates(s) of Common Stock to the Transfer Agent as a condition to receiving new shares of Common Stock pursuant to the reverse stock split provided for in the Plan. Until such exchange, the certificate(s) held by a class 6 shareholder shall evidence such holders shareholder interest in the Debtor based upon the numbers of shares which would be held if the exchange were made. Notwithstanding the foregoing, if the holder of an existing certificate representing Common Stock fails to exchange the certificate prior to five years after the Confirmation Date, such class 6 shareholder shall receive no distribution under the Plan and the existing certificate shall be cancelled.

6.7	Class 6 is impaired under the Plan.

6.8	Those persons and entities holding Common Stock on the
Record Date based upon the records of the Transfer Agent shall be entitled to vote on the Plan.

ARTICLE VII.
Means for Execution of the Plan

Allowed Administrative Expenses

7.1	The holders of Allowed Administrative Expenses shall be
paid in cash in full on the Effective Date from the Debtor?s cash on hand.



Class 1 - Allowed Priority Claims

7.2	The holders of class 1 Allowed Priority Claims shall be
paid in cash in full on the Effective Date from the Debtor?s cash on hand.

Class 2 - Senior Lenders

7.3	The Plan provides that class 2 shall retain all of its legal, equitable and contractual rights as of the Filing Date and no payments or distributions of property shall be made to class 2 under the Plan.

Class 3 - Allowed Claims

7.4	The Plan provides that class 3 shall retain all of its legal, equitable and contractual rights as of the Filing Date.

Class 4 - Holders of Subordinated Debentures

7.5	On the Effective Date, the Debtor shall:

a.	execute Indenture No. One and deliver it to
Indenture Trustee No. One,

b.	execute the Intercreditor Agreement and deliver it
to Indenture Trustee No. One and the Senior Lenders,

c.	execute Indenture No. Two and deliver it to
Indenture Trustee No. Two,

d.	execute the Disbursing Agreement and deliver it to
the Exchange Agent,

e.	execute the Convertible Secured Notes and deliver
them to the Exchange Agent for distribution to class 4,

f.	execute the Convertible Subordinated Notes and
deliver them to the Exchange Agent for distribution to class 4,

g.	execute the Warrants and deliver them to the
Exchange Agent for distribution to class 4, and

h.	wire transfer the sum of $1,000,000 plus an amount
equal to the fees, costs and expenses of the Indenture Trustee as provided in Section 5.6 from the Proceeds to the Exchange Agent for payment to class 4 and payment of the Indenture Trustee?s unpaid fees, costs and expenses.


A member of class 4 shall not receive any distributions under the Plan until he/she/it has tendered all of his/her/its Subordinated Debentures to the Exchange Agent.

Class 5 - Holder of Preferred Stock

7.6	The shares of Preferred Stock held by class 5 shall be
cancelled on the Effective Date and class 5 shall receive nothing on account thereof.

Class 6 - Holders of Common Stock

7.7	The issuance of new shares of the Debtor?s Common Stock
to the existing class 6 holders of Common Stock pursuant to the 1 for 5 reverse split provided for in the Plan shall be made by the Transfer Agent. The issuance and delivery to holders of Common Stock of certificates representing the new shares shall be accomplished on and after the Effective Date subject to each shareholder surrendering his/her/its existing certificate representing shares of Common Stock.

	ARTICLE VIII.
	Cram Down

8.1	If all of the applicable requirements for Confirmation of the
Plan are met as set forth in 11 U.S.C. Section 1129(a) except subparagraph
(8), the proponent of the Plan hereby requests the Court confirm the Plan pursuant to 11 U.S.C. Section 1129(b) notwithstanding the requirements of subparagraph (8) as the Plan is fair and equitable and does not discriminate unfairly with respect to any dissenting, impaired class.

ARTICLE IX.
Claims Administration
(Creditor Claims)

9.1	The Debtor shall review all proofs of Claim filed in the
Chapter 11 case and file objections thereto prior to the Effective Date, unless such date is extended by order of the Court.

9.2	If the Debtor does not file an objection to a proof of Claim prior to the Effective Date or such other date as established by the Court, the proof of Claim automatically shall be deemed allowed.

9.3	If the Debtor files an objection to a Disputed Claim, any
distribution under the Plan to be made on account of such Disputed Claim shall be escrowed and paid to the holder of the Disputed Claim when such Disputed Claim is allowed in whole or part by Final Order.



(Shareholder Interests)

9.4	The holders of Common Stock need not file a proof of
shareholder interest with the Court. Persons and entities holding Common Stock on the Effective Date based upon the records of the Transfer Agent automatically shall hold an allowed shareholder interest based upon the number of shares of Common Stock indicated in the records of the Transfer Agent.


ARTICLE X.
General Provisions

10.1	Pursuant to 11 U.S.C. Section 1141(d), the Confirmation of
the Plan shall constitute a discharge of all Claims against the Debtor except as otherwise provided in the Plan.

10.2	The automatic stay of actions against the Debtor which
went into effect on the Filing Date shall terminate upon the Effective Date.

10.3	Debtor reserves the right to modify the Plan prior to
Confirmation, and thereafter to modify the Plan in accordance with 11 U.S.C. Section 1127(b).

10.4	Debtor reserves the right to reopen this Chapter 11 case for any or all of the purposes set forth in Article XII of this Plan.

10.5	Notwithstanding any other provision of the Plan, a
Disputed Claim will receive a distribution in accordance with the Plan only after and to the extent that the Court enters its order allowing all or some portion of the Disputed Claim as an Allowed Claim and such Order has become a Final Order.

10.6	After the Confirmation Date, the Debtor shall retain and
compensate professionals in the ordinary course of business for services rendered after the Confirmation Date without Court order.

10.7	Upon the Effective Date, the  Debtor?s Restated Articles Of
Incorporation attached hereto as Exhibit F shall become effective and shall replace the Debtor?s existing Articles of Incorporation.

10.8	Upon the Effective Date, the Crown Resources Corporation
2002 Stock Incentive Plan attached hereto as Exhibit G shall become effective.



10.9	Notwithstanding any other provision of this Plan, no
distribution of Common Stock shall be made to any person or entity under the Plan if the total number of shares of Common Stock to which such person or entity is entitled to receive under the Plan is less than one hundred (100) shares; and any person or entity entitled to receive less than one hundred (100) shares of Common Stock shall receive no distribution under the Plan.

10.10	Plan distributions to classes 4 and 6 shall be subject to the provisions of 11 U.S.C. Section 1143.

10.11	The conversion prices set forth in the promissory notes and
warrants issued pursuant to the Convertible Note Purchase Agreement, Indenture No. One and Indenture No. 2 will not be modified or adjusted by reason of the 1 for 5 reverse stock split provided for in Paragraph 6.5 of the Plan.

10.12	At the Effective Date, and except as otherwise provided in
the Plan, each officer of the Debtor shall continue in his/her capacity as an officer of the Debtor, and shall be compensated in the same amount and manner as existed at the Effective Date, provided that such officers shall continue to serve and be compensated at the direction and discretion of the Debtor?s Board of Directors.

10.13	At the Effective Date, the Board of Directors for the Debtor
shall be comprised of five (5) directors described below who shall serve without compensation until the next annual meeting of the Debtor which shall occur not earlier than one year after the Effective Date:

a.	Mr. Christopher Herald,

b.	Mr. Ronald Shoor,

c.	Mr. Mark E. Jones,

d.	Mr. Steven Webster, and

e.	Mr. Brian Labadie.

10.14	The issuance of securities under the Plan is exempt from registration pursuant to 11 U.S.C. Section 1145.

10.15	Fractional shares of Common Stock shall not be issued under the
Plan. A whole share of Common Stock shall be issued to each holder of Common Stock which otherwise would be issued a fractional share of Common Stock. The Debtor shall deliver to the Transfer Agent an incremental number of shares of Common Stock sufficient to allow whole shares of Common Stock to be distributed on account of the existing holders of Common Stock.



10.16	Any provision of the Plan to the contrary notwithstanding,
the distributions to members of class 4 shall not be subject to levy, garnishment, attachment or other legal process by the holder of a Claim against the Debtor by reason of claimed contractual subordination rights. On the Effective Date, all creditors of the Debtor shall be deemed to have waived any and all contractual subordination rights which they may have with respect to such distributions to class 4, and the Confirmation Order shall permanently enjoin, as of the Effective Date, all holders of Claims against the Debtor from enforcing or attempting to enforce any such rights with respect to the distributions to class 4 under the Plan.

10.17	Any payment or distribution under the Plan which is
required to be made on a day other than a business day shall be made on the next succeeding business day.

10.18	The Indenture Trustee, including any of its officers,
directors, managers, employees, members, or agents (acting in such capacity), nor any professional persons employed by it, will have or incur any liability to any person or entity for any action taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the Statement, any contract, release, or other agreement or document created or entered into, or any other action taken or omitted to be taken in connection with the Plan or the Chapter 11 case, and any claims based upon or arising out of such actions or omissions will be forever waived and released.

ARTICLE XI.
Provision For Assumption Or Rejection Of Executory Contracts

11.1	Debtor hereby assumes the executory contracts set forth in
Exhibit H.

11.2	The Debtor rejects all executory contracts except (a) such
executory contracts assumed or rejected by order of the Court entered prior to the Confirmation Date, and (b) such executory contracts assumed pursuant to Section 11.1. Any party to a rejected executory contract must file a proof of Claim for damages arising from such rejection on or before the Confirmation Date, failing which such Claim shall be forever barred and the holder thereof shall receive nothing on account of such Claim.

11.3	Claims arising from the rejection of executory contracts
shall be subject to treatment under class 3 of the Plan.

ARTICLE XII.
Retention Of Jurisdiction

12.1	The Court shall retain exclusive jurisdiction for the
following purposes:



a.	To determine any and all objections to the allowance of Claims, and

b.	To insure the purposes and intent of the Plan are carried out, and

c.	To correct any defect, cure any omission, or reconcile any
inconsistency in the Plan or the order of the Court confirming the Plan as may be necessary to carry out the purposes and intent of the Plan, and

d.	To enforce and interpret the terms and conditions of the Plan, and

e.	To enter orders modifying the Plan, and

f.	To determine disputes raised before or after the Confirmation Date by adversary proceedings or contested hearings, and

g.	To hear any action or proceeding, including pending
actions and proceedings, brought by the Debtor under the provisions of the Bankruptcy Code or other applicable law, whether initiated by adversary proceeding or contested matter, and

h.	To hear any action or proceeding to determine any dispute between the Debtor and any third party, and

i.	To enter an order concluding and closing this Chapter 11 case.


              						Crown Resources Corporation,
a Washington corporation,
debtor-in-possession


     		By:	/s/ Christopher E. Herald
Christopher Herald, CEO



Rubner Padjen and Laufer
LLC


 /s/ Joel Laufer
Paul D. Rubner #1261
Joel Laufer #7728
Robert Padjen #14678
Attorneys For Debtor
1600 Broadway
Suite 1600
Denver, Colorado 80202
Telephone (303) 830-3172
Facsimile (303) 830-3135



Plan Exhibits

A.	Convertible Note Purchase Agreement

B.	Disbursing Agreement

C.	Indenture by and between Crown Resources Corporation,
Crown Resource Corp. of Colorado and Bankers Trust Company, as
Trustee

D.	Indenture by and between Crown Resources Corporation
and Wells Fargo Bank  Minnesota, N.A., as Trustee

E.	Security and Intercreditor Agreement [with list of security
documents attached]

F.	Restated Articles of Incorporation

G.	Crown Resources 2002 Stock Incentive Plan

H.	Executory Contracts to be assumed under Plan



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